COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------
                                   (UNAUDITED)





                                                          Three Months Ended
                                                               March 31,
                                                          ------------------
                                                           1997          1996
                                                           ----          ----

NET INCOME APPLICABLE TO COMMON STOCK                  $2,477,179     $   12,143
                                                       ==========     ==========



SHARES:
  Weighted average number of
    common shares outstanding                           7,903,421      7,903,421
  Assumed conversions of stock options                     53,520         47,382
                                                       ----------     ----------
TOTAL WEIGHTED AVERAGE SHARES OUTSTANDING               7,956,941      7,950,803
                                                       ==========     ==========



PRIMARY EARNINGS PER COMMON SHARE                      $      .31     $      .01
                                                       ==========     ==========